Exhibit 10.1(b)

EXECUTION VERSION

FIRST AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

This FIRST AMENDMENT TO FIRST LIEN CREDIT AGREEMENT, dated as of April 8, 2015 (this “First Amendment”), by and among ADVANTAGE SALES & MARKETING INC., a Delaware corporation (as successor by merger with KARMAN BUYER CORP., the “Borrower”), KARMAN INTERMEDIATE CORP., a Delaware corporation (“Holdings”), the other Guarantors party hereto, BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent under the Loan Documents, and JEFFERIES FINANCE LLC, as incremental lender (in such capacity, the “New Term Loan Lender”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below (as amended by this First Amendment).

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, the Lenders from time to time party thereto and the Administrative Agent are parties to a First Lien Credit Agreement, dated as of July 25, 2014 (as modified by that certain First Lien Credit Agreement Supplement, dated as of July 25, 2014, the “Credit Agreement”);

WHEREAS, on the date hereof, there are outstanding Term Loans under the Credit Agreement (for purposes of this First Amendment, herein called the “Existing Term Loans”) in an aggregate principal amount of $1,850,700,000;

WHEREAS, in accordance with the provisions of Sections 2.16 and 11.01 of the Credit Agreement, the Borrower, Holdings, the Administrative Agent, and the New Term Loan Lender wish to amend the Credit Agreement to enable the Borrower to, among other things, incur New Term Loans (as defined below) in an aggregate amount of $150,000,000, so that, after giving effect to the New Term Loans, the total aggregate amount of the Term Facility on the First Amendment Effective Date is $2,000,700,000; and

WHEREAS, Jefferies Finance LLC has agreed to act as lead arranger and bookrunner (in such capacities, the “Lead Arranger”) in arranging this First Amendment, which the Borrower acknowledges hereby.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1. Amendments to Credit Agreement.

(a) New Term Loans.

(i) Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and in reliance upon the representations and warranties set forth in Section 4 hereof, the New Term Loan Lender hereby agrees to make the New Term Loans to the Borrower on the First Amendment Effective Date in the aggregate principal amount of the New Term Loan Lender’s New Term Loan Commitment (as defined below). The New Term Loans being made pursuant to this First Amendment shall constitute Term Loans as defined in the Credit Agreement and shall be added to, and thereafter constitute a part of, the Class of the Existing Term Loans for all purposes under the Credit Agreement and the other Loan Documents (including without limitation ranking pari passu in right of payment and of security with the Existing Term Loans and maturing on the same date that the Existing Term Loans mature (i.e., the Original Loan Maturity Date)). The New Term Loans will treated as being fungible with the Existing Term Loans for U.S. federal income tax purposes and will trade under the same CUSIP number as the Existing Term Loans. The New Term Loans will (x) amortize at the same rate of amortization as the Existing Term Loans, resulting in the New Term Loans having the same Weighted Average Life to Maturity of the Existing Term Loans (it being understood that the quarterly amortization amounts reflected in Section 2.09 of the Credit Agreement, as amended by this First Amendment, reflect an annual rate of amortization on the aggregate Term Loans outstanding as of the First Amendment Effective Date that is marginally greater than 1% of the original principal amount of the Term Loans) and (y) otherwise be on the exact same terms applicable to the Existing Term Loans.

(ii) The Administrative Agent has prepared a schedule attached hereto as Annex I (the “New Term Loan Commitment Schedule”) which sets forth the allocated commitments received by it (collectively, the “New Term Loan Commitments”) from the New Term Loan Lender. The Administrative Agent has notified the New Term Loan Lender of its allocated New Term Loan Commitment, and the New Term Loan Lender is a signatory to this First Amendment.

(iii) The Borrower and the New Term Loan Lender agree that the New Term Loans will be issued at a price equal to 99.50% of the aggregate principal amount thereof.

(iv) The Borrower hereby acknowledges that all of the New Term Loans are being incurred in reliance on the Ratio Amount under Section 2.16(c).

(b) Interest; Interest Periods. The Applicable Rate for the New Term Loans shall be the same as the Applicable Rate that applies to the Existing Term Loans of the same Type. All Interest Periods applicable to Existing Term Loans shall continue in effect after the First Amendment Effective Date. The New Term Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Rate Loans, with such Borrowing to be subject to (x) Interest Periods which commence on the First Amendment Effective Date and end on the last day of the Interest Periods applicable to the Existing Term Loans and (y) the Eurodollar Rate applicable to the Existing Term Loans. The New Term Loans of each Lender shall be allocated ratably to such Interest Periods (based upon the relative principal amounts of Borrowings of the Existing Term Loans subject to such Interest Periods immediately prior to the First Amendment Effective Date), with the effect being that the New Term Loans that are funded in cash on the First Amendment Effective Date shall be ratably allocated to the various Interest Periods as described above. The Administrative Agent shall record the New Term Loans in the Register, and the principal amounts and stated interest of the New Term Loans owing to the New Term Loan Lender and their subsequent permitted assignees. From and after the First Amendment Effective Date to the first Interest Payment Date to occur after the First Amendment Effective Date, the Administrative Agent shall make all payments in respect of interest on the New Term Loans to the New Term Loan Lender for amounts which have accrued on the New Term Loans from the First Amendment Effective Date to but excluding such Interest Payment Date (and to the extent the New Term Loan Lender assigns all or any portion of the New Term Loans during such period, such payment shall be made in accordance with Section 2 on Annex 1 to the applicable Assignment and Assumption).

(c) Use of Proceeds. The Borrower will use the proceeds of the New Term Loans on the First Amendment Effective Date to (i) pay fees and expenses in connection with the preparation and negotiation of this First Amendment and the funding of the New Term Loans, (ii) fund any one or more Investments (including Permitted Acquisitions) and to pay fees and expenses related thereto (regardless of whether or not consummated), and (iii) for other general corporate purposes.

(d) Additional Credit Agreement Amendments. Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and upon the making of the New Term Loans, the Credit Agreement is hereby amended as follows:

(i) Section 2.09(a) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

“(a) The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders as follows:

(i) on the last Business Day of each fiscal quarter an aggregate principal amount equal to the amount corresponding to such fiscal quarter in the table below (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07):

Fiscal Quarter	Principal Amount to be Repaid
Fourth Quarter 2014	$4,650,000
First Quarter 2015	$4,650,000
Second Quarter 2015	$5,026,885
Third Quarter 2015	$5,026,885
Fourth Quarter 2015	$5,026,885
First Quarter 2016	$5,026,885
Second Quarter 2016	$5,026,885
Third Quarter 2016	$5,026,885
Fourth Quarter 2016	$5,026,885

First Quarter 2017	$5,026,885
Second Quarter 2017	$5,026,885
Third Quarter 2017	$5,026,885
Fourth Quarter 2017	$5,026,885
First Quarter 2018	$5,026,885
Second Quarter 2018	$5,026,885
Third Quarter 2018	$5,026,885
Fourth Quarter 2018	$5,026,885
First Quarter 2019	$5,026,885
Second Quarter 2019	$5,026,885
Third Quarter 2019	$5,026,885
Fourth Quarter 2019	$5,026,885
First Quarter 2020	$5,026,885
Second Quarter 2020	$5,026,885
Third Quarter 2020	$5,026,885
Fourth Quarter 2020	$5,026,885
First Quarter 2021	$5,026,885
Second Quarter 2021	$5,026,885

; and

(ii) on the Maturity Date for the Term Loans, the aggregate principal amount of all Term Loans outstanding on such date.”

SECTION 2. Conditions of Effectiveness of this First Amendment. This First Amendment shall become effective on the date hereof (the “First Amendment Effective Date”) when the following conditions shall have been satisfied (or waived):

(a) the Administrative Agent (or its counsel) shall have received from the Borrower, Holdings, the Administrative Agent and the New Term Loan Lender counterparts of this First

Amendment signed on behalf of such parties (including by way of facsimile or other electronic transmission);

(b) substantially simultaneously with the making of the New Term Loans, the Borrower shall have paid, by wire transfer of immediately available funds, all reasonable and documented in reasonable detail costs, fees, out-of-pocket expenses (including the reasonable and documented in reasonable detail fees, disbursements and other charges of Cahill Gordon & Reindel LLP, as counsel to the Lead Arranger in respect of the New Term Loans), compensation and other amounts then due and payable pursuant to the engagement letter, dated as of March 26, 2015, by and between the Borrower and the Lead Arranger, in the case of the costs and out-of-pocket expenses, to the extent invoiced at least one Business Day prior to the First Amendment Effective Date;

(c) on the First Amendment Effective Date and after giving effect to this First Amendment and the funding of the New Term Loans, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower and each other Loan Party in this First Amendment, the Credit Agreement and the other Loan Documents shall be accurate in all material respects (except for any representations and warranties already qualified by materiality or Material Adverse Effect, which shall be accurate in all respects) before and after the effectiveness of this First Amendment;

(d) the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of the preceding clause (c) and of the succeeding clause (f);

(e) the Administrative Agent shall have received a Committed Loan Notice, duly executed by the Borrower, for the Borrowing of the New Term Loans pursuant to this First Amendment;

(f) there shall have been delivered to the Administrative Agent (A) copies of resolutions of the board of directors of each Loan Party approving and authorizing the execution, delivery and performance of this First Amendment, certified as of the First Amendment Effective Date by a Responsible Officer of each Loan Party as being in full force and effect without modification or amendment, (B) good standing certificates for each Loan Party, in each case, from the jurisdiction in which they are organized, (C) a certificate of a Responsible Officer of the Borrower (which may be the same certificate as the certificate delivered pursuant to the preceding clause (d)), certifying that since the First Amendment Effective Date, except as attached to such certificate, there have been no changes to the Organizational Documents of the Loan Parties and/or attaching copies of any such Organizational Documents that have changed since the First Amendment Effective Date and (D) a solvency certificate from a Responsible Officer of the Borrower (after giving effect to the New Term Loans); and

(g) the Administrative Agent shall have received an opinion from Latham & Watkins LLP, special New York counsel to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent and the New Term Loan Lender.

SECTION 3. Representations and Warranties. To induce the Administrative Agent and the New Term Loan Lender party hereto to enter into this First Amendment, each of the Borrower and Holdings represents and warrants to the Administrative Agent and the New Term Loan Lender party hereto on and as of the First Amendment Effective Date that:

(a) all of the representations and warranties of each Loan Party contained in the Credit Agreement or the other Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the First Amendment Effective Date or such earlier date; and

(b) no Default or Event of Default exists as of the First Amendment Effective Date, or would result from the making of the New Term Loans or the application of the proceeds therefrom.

SECTION 4. Reaffirmation of Guaranty. Each Guarantor reaffirms its guarantee of the Guaranteed Obligations (as defined in the Guaranty) under the terms and conditions of the Guaranty and agrees that such guarantee remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each Guarantor hereby confirms that it consents to the terms of this First Amendment, including, without limitation, the extension of additional credit to the Borrower in the form of the New Term Loans in an aggregate principal amount of $150,000,000, which is in addition to the obligations owed by the Loan Parties under the Credit Agreement immediately prior to the First Amendment Effective Date and which constitutes “Guaranteed Obligations” of such Guarantor under the Guaranty as amended by this First Amendment. Each Guarantor hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Guaranteed Obligations, including without limitation the payment and performance of all such applicable Guaranteed Obligations that are joint and several obligations of each Guarantor now or hereafter existing; (ii) acknowledges and agrees that its Guaranty and each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the First Amendment; and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent and each Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Guarantor to avoid or delay timely performance of its obligations under the Loan Documents (except to the extent such obligations constitute Excluded Swap Obligations (as defined in the Guaranty) with respect to such Guarantor).

SECTION 5. Reaffirmation of Security Agreement.

(a) Each Loan Party hereby acknowledges that it has reviewed and consents to the terms and conditions of this First Amendment and the transactions contemplated hereby, including, without limitation, the extension of credit in the form of the New Term Loans in an aggregate principal amount of $150,000,000. In addition, each Loan Party reaffirms the security interests granted by such Loan Party under the terms and conditions of the Security Agreement to secure the Obligations and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Loan Party hereby confirms that the security interests granted by such Loan Party under the terms and conditions of the Security Agreement secures the New Term Loans as part of the Obligations. Each Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral (as defined in the Security Agreement) encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Obligations, as the case may be, including without limitation the payment and performance of all such applicable Obligations that are joint and several obligations of each Loan Party now or hereafter existing, (ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Loan Party’s right, title and interest in, to and under all Collateral (as defined in the Security Agreement), whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this First Amendment), subject to the terms contained in the applicable Loan Documents, and (iii) confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is a party.

(b) Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this First Amendment.

SECTION 6. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) This First Amendment shall constitute both an Incremental Amendment and a Loan Document under the Credit Agreement.

(b) On and after the First Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this First Amendment and (ii) the New Term Loan Lender shall constitute a “Lender” as defined in the Credit Agreement.

(c) The Credit Agreement and each of the other Loan Documents, as specifically amended by this First Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this First Amendment.

(d) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(e) This First Amendment may not be amended, modified or waived except pursuant to a writing signed by each of the parties hereto.

SECTION 7. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8. Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this First Amendment.

SECTION 9. Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this First Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

ADVANTAGE SALES & MARKETING INC., as Borrower

By:	/s/ Robert Murray
Name: Robert Murray
Title: Treasurer

KARMAN INTERMEDIATE CORP., as Holdings and Guarantor

By:	/s/ Robert Murray
Name: Robert Murray
Title: Treasurer

ADVANTAGE SALES & MARKETING LLC, as Guarantor

By:	/s/ Robert Murray
Name: Robert Murray
Title: Treasurer

ADVANTAGE WAYPOINT LLC, as Guarantor

By:	/s/ Robert Murray
Name: Robert Murray
Title: Treasurer

[Signature Page to First Amendment to First Lien Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Henry Pennell
Name: Henry Pennell
Title: Vice President

[Signature Page to First Amendment to First Lien Credit Agreement]

JEFFERIES FINANCE LLC, as New Term Loan Lender

By:	/s/ J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

[Signature Page to First Amendment to First Lien Credit Agreement]

ANNEX I

NEW TERM LOAN COMMITMENT SCHEDULE

New Term Loan Lender	New Term Loan Commitment
JEFFERIES FINANCE LLC	$150,000,000.00

Total	$150,000,000.00